            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2001

                                                        REGISTRATION NO. _______

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              GEOCOM RESOURCES INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


NEVADA                              1381                       98-0349734
--------------------------------------------------------------------------------
(State of incorporation)            (Primary Standard          (IRS Employer
                                    Industrial                 Identification #)
                                    Classification Code)


GEOCOM RESOURCES INC.                        GARRETT SUTTON, ESQ.
1030 W. GEORGIA STREET, SUITE 1208           ROBERT PAUL TURNER, ESQ.
VANCOUVER, B.C., CANADA V6E 2Y3              SKINNER, SUTTON, WATSON & ROUNDS
(604) 662-7900                               548 CALIFORNIA AVENUE
---------------------------------            RENO, NEVADA 89509-1448
(Address, Zip Code and Telephone Number      (775) 324-4100
of Principal Executive Offices)              ----------------------------------
                                             (Name, address and telephone
                                              number of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                           CALCULATION OF REGISTRATION FEE
==============================================================================================
                                                                                 Amount of
Securities To Be      Amount To Be    Offering Price Per   Aggregate Offering    Registration
Registered            Registered      Share                Price                 Fee[1]
Common Stock:           2,000,000         $0.10               $200,000             $100

[1] Estimated solely for purposes of calculation the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS



                              GEOCOM RESOURCES INC.
                             SHARES OF COMMON STOCK
                         NO MINIMUM - 2,000,000 MAXIMUM


Prior to this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

Investing in our common stock involves certain risks. See "Risk Factors" starting at page 6.


                      PRICE PER       AGGREGATE            PROCEEDS
                      SHARE           OFFERING PRICE       TO US
COMMON STOCK          $0.10           $200,000             $150,000
=======================================================================


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is _________________, 2001.

                                TABLE OF CONTENTS


                                                                                   Page No.
SUMMARY OF PROSPECTUS..................................................................5

RISK FACTORS...........................................................................6

        RISKS ASSOCIATED WITH OUR COMPANY..............................................6

        RISKS ASSOCIATED WITH THIS OFFERING............................................10

USE OF PROCEEDS........................................................................12

DETERMINATION OF OFFERING PRICE........................................................13

CAPITALIZATION.........................................................................13

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES..........................................14

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING............................................16

BUSINESS...............................................................................18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL  CONDITION AND RESULTS OF OPERATIONS.........................................23

MANAGEMENT.............................................................................27

EXECUTIVE COMPENSATION.................................................................29

PRINCIPAL SHAREHOLDERS.................................................................31

DESCRIPTION OF SECURITIES..............................................................32

CERTAIN TRANSACTIONS...................................................................33

LITIGATION.............................................................................34

EXPERTS................................................................................34

LEGAL MATTERS..........................................................................34

FINANCIAL STATEMENTS...................................................................34

--------------------------------------------------------------------------------

                             SUMMARY OF OUR OFFERING

--------------------------------------------------------------------------------


This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

SUMMARY INFORMATION ABOUT OUR COMPANY

We are an oil and gas exploration company. We have no properties. We acquired an option to participate in revenues arising in respect of the exploration and development of certain oil and gas interests located in California known as the Coalinga Nose Prospect. We paid a total of $72,060 to acquire this option. Following the completion of this current project, we intend to implement our own program of acquisition, exploration and development of oil and gas reserves. See the "Business" section for a more detailed description of our business operations.

On May 4, 2001 we issued a total of 5,000,000 shares of common stock to Talal Yassin, Andrew B. Stewart and Lawford Dupres, our officers and directors, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Our administrative office is located at 1030 W. Georgia St., Suite 1208, Vancouver, British Columbia, Canada V6E 2Y3, telephone (604) 662-7900 and our registered statutory office is located at Suite 880 - 50 West Liberty Street, Reno, Nevada, 89501. Our fiscal year end is June 30.

THE OFFERING

Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the offering" in this prospectus for a more detailed description of the terms of the offering.

Securities being offered...........................Up to 2,000,000 shares of common stock, par value $0.00001

Offering price per share...........................$0.10
Offering period....................................The shares are being offered for a period not to exceed 90 days, unless
                                                   extended by our board of
                                                   directors for an additional
                                                   90 days.

Net proceeds to our company........................Approximately $150,000

Use of proceeds....................................We will use the proceeds to pay for offering expenses, to exercise our option
                                                   in respect of the Coalinga Nose Prospect
                                                   project, and to implement our program of
                                                   acquisition, exploration and development
                                                   of oil and gas interests.  See "Use of
                                                   Proceeds."
Number of shares outstanding
Before the offering................................5,000,000

Number of shares outstanding
After the offering.................................7,000,000

We will sell the shares in this offering through Talal Yassin, one of our officers and directors. Mr. Yassin intends to offer the shares through advertisements and investment meetings and to friends of our officers and directors.

We are not listed for trading on any exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

--------------------------------------------------------------------------------

                                  RISK FACTORS

--------------------------------------------------------------------------------


Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1. Because our auditors have issued a going concern opinion and our officers and directors will not loan any more money to us, we may not be able to achieve our objectives and may have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $50,000 from our offering, we may have to suspend or cease operations within four months.

2. We have extremely limited operating history and have maintained losses since inception which we expect to continue into the future.

We were incorporated in June 2000 and only just recently commenced operations with our acquisition of a participation option in respect of the Coalinga Nose Prospect in California. We have not realized any revenues to date. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $375,173. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

   - the results of exploration in our current project involving the Coalinga Nose Prospect

   - the performance of all parties to the participation option agreement as contracted

   - our ability to acquire, explore and develop profitable oil and gas properties

   -  our ability to generate ongoing revenues

   -  our ability to reduce exploration and development costs

   - our ability to compete with more established oil and gas exploration companies

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research, exploration and development of oil and gas properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. The prospect in respect of which we have acquired an option, known as the Coalinga Nose Prospect, has no known oil or gas reserves and we cannot guarantee that any oil or gas will be discovered or if any oil or gas is discovered that production will be profitable.

The Coalinga Nose Prospect has no known oil or natural gas reserves. The companies currently exploring the prospect have not identified any oil or natural gas on the property and we cannot guarantee that they will ever find any oil or natural gas. Even if they find that there is oil or natural gas on the prospect, we cannot guarantee that they will be able to recover the oil or natural gas. Even if the oil or natural gas is recovered, we cannot guarantee that we will make a profit from our very limited participation option.

4. We do not own any property on which to explore for oil and natural gas. We cannot guarantee that we will be able to acquire any property or explore for oil and gas in the future or that if we do acquire any property and explore for oil and gas that any oil or gas will be discovered or that if any oil or gas is discovered that we will make a profit. If we are unable to continually locate and acquire new properties that produce oil and natural gas our business will fail.

We do not own any property on which to explore for oil and natural gas. We cannot guarantee that we will be able to acquire any property. Even if we do acquire our own property we cannot guarantee that we will be able to explore for oil and gas. Even if we do explore for oil and gas, we cannot guarantee that any oil or gas will be discovered. Even if we discover oil or gas, we cannot guarantee that we will make a profit. If we are unable to continually locate and acquire new properties or interests that produce oil and natural gas our business will fail because the volume of production from oil and natural gas properties declines as reserves are depleted.

5. If no oil or natural gas reserves are found and developed by the companies exploring the Coalinga Nose Prospect and we are unable to acquire our own properties that produce oil or natural gas then you will lose your investment.

Our success depends on the success of the companies exploring the Coalinga Nose Prospect locating and developing oil or natural gas reserves on the prospect. If they are unable to find an oil or natural gas reserve containing oil or natural gas or they cannot develop the oil or gas reserve, either because they do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment. If we are unable to acquire, explore and develop our own properties that produce oil or natural gas you will lose your investment.

6. You could lose all of your investment if we do not have enough money to acquire any properties and complete our own program of exploration and development.

We may not have enough money to acquire any properties and complete our own program of exploration and development of those properties. We expect to raise enough money to satisfy our cash needs for twelve months. If it turns out that we have not raised enough money to complete our acquisition, exploration and development program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease operations.

7. Our company's success is materially dependent on the use of seismic survey data and exploratory drilling activities.

The success of our current and future projects materially depends on successful use of three and four-dimensional seismic surveying data. Although we believe that the proper use of seismic data will increase the probability of successful exploratory drilling and reduce costs through the elimination of prospects that might otherwise be drilled we cannot guarantee this. Even with the proper use seismic data, exploratory drilling is a highly speculative activity. Even when fully utilized and properly interpreted, seismic data can only assist geoscientists in identifying subsurface structures and does not enable a determination as to whether hydrocarbons are present. The use of seismic data and other advanced technologies is expensive and requires greater pre-drilling expenditures than traditional drilling strategies. We could incur losses as result of such increased expenditures.

The success of our current and future projects materially depends on successful exploratory drilling. Exploratory drilling involves many risks, including the most fundamental risk that no oil or natural gas is discovered. Other risks include unexpected drilling conditions, such as pressure or irregularities in surface formations, equipment failures, accidents and adverse weather conditions. There are also substantial costs for exploratory drilling. The success of our current and future projects will depend on our ability to minimize costs for successful exploratory drilling. If we are unsuccessful in this, we may go out of business.

8. Even if we are able to locate oil or natural gas, our success will be substantially dependent upon the prevailing prices of oil and natural gas.

Even if we are able to locate oil or natural gas, the success of our current and future projects is substantially dependent upon the prevailing price of oil and natural gas. Oil and natural gas prices are extremely volatile and subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors beyond our control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulation, the price and availability of alternative fuels, political conditions in the Middle East, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. It is impossible for us to predict future oil and natural gas price movements. If the prices of oil and gas decline, this may harm our business.

9. Because we are small and do not have much capital, we must limit our exploration and development of any properties which we acquire. Because we are small and do not have much capital, we will not:

   -  devote the time we would like to exploring any property which we acquire.

   - spend as much money as we would like to exploring any property which we acquire.

   -  rent the quality of equipment we would like to have for exploration.

   - have the number of people working on any property that we acquire that we would like to have.

By limiting our operations, it will take longer to generate revenues to us and for you to realize any profit on your investment. If we do not discover oil or gas, you will not realize anything on your investment. There are other larger exploration companies that could and probably would spend more time and money in exploring any property that we may acquire.

10. If we do not have access to all of the equipment, supplies, materials and services which we need to conduct explorations, we may have to suspend our operations as a result. If we have to suspend operations this may harm our business.

Competition and unforeseen limited sources of supplies in the industry may result in occasional spot shortages of equipment, supplies and materials. In particular, we may experience possible unavailability of drilling rigs, drill pipe as well as materials and services used in oil and natural gas drilling. Such unavailability could result in increased costs and delays to our operations. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

11. Our business is subject to the normal operating risks common to companies engaged in oil and natural gas operations. If one of more of these risks materialize this may result in substantial financial harm to our company.

Our business is subject to many operational risks common to oil and gas exploration companies. These risks include hazards such as well blowouts, craterings, explosions, uncontrollable flows of oil, fires, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards. We may elect not to obtain insurance in respect of these risks if we believe the cost of doing so is excessive and, in accordance with industry practice, many of our contractors may also elect not to obtain insurance against some of these risks. The occurrence of a risk not fully covered by insurance could severely harm our financial situation.

12. The success of our business will require that we keep up with technological advancements in the oil and gas industry. If we are unable implement new technologies we will be unable to compete and our business will fail.

The oil and gas industry is characterized by rapid and significant technological advances. If our competitors use or develop new technologies that we do not have we will be forced, at significant cost to our company, to implement the same new technologies or suffer a competitive disadvantage. We cannot guarantee that we will be able to respond to these competitive pressures or that we will able to implement new technologies on a timely basis or at an acceptable cost to our business. If we are unable to implement and utilize the most advanced commercially available technology in a cost efficient manner our business will fail.

13. Our business is regulated by various government laws and regulations. Compliance with these laws and regulations is onerous and costly.

Our business is subject to many federal, state and local government laws and regulations which are subject to frequent change in response to political and economic conditions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. Matters regulated include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells and unitization and pooling of properties and taxation. Regulations may also impose price controls and limitations on production so as to conserve oil and gas supplies. Environmental and health laws regulate production, handling, storage, transportation and disposal of oil and natural gas, by-products from crude oil and natural gas and other substances and materials produced or used in connection with crude oil and natural gas operations. We must comply with all of these applicable laws and regulations, as failure to do so would subject our company to substantial potential liability. Compliance with these laws and regulations will be onerous and costly.

14. We will require the assistance of one or more joint venture partners to proceed with the implementation of Phases 2 and 3 of our program of acquisition, exploration and development and we cannot guarantee we will be able to obtain such assistance.

Because we are a very small company with limited capital, we will require the assistance of one or more joint venture partners to assist us in the implementation of Phases 2 and 3 of our program of acquisition, exploration and development of oil and gas properties. We cannot guarantee that we will we able to obtain such assistance. If we are unable to interest one or more joint venture partners in assisting us with Phases 2 and 3 of our program of acquisition, exploration and development we will not be able to proceed with Phases 2 and 3 until we obtain further financing. If we cannot obtain further financing which is sufficient for our completion of Phases 2 and 3 we will go out of business.

RISKS ASSOCIATED WITH THIS OFFERING:

15. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

16. Because Messrs. Yassin, Stewart and Dupres will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be the directors and you may not be able to elect any directors.

Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Yassin, Stewart and Dupres will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs. Yassin, Stewart and Dupres will be able to elect all of our directors and control our operations.

17. Because Messrs. Yassin, Stewart and Dupres are risking a small amount of capital, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.

Messrs. Yassin, Stewart and Dupres, our only shareholders will receive a substantial benefit from your investment. They are supplying the participation option in respect of the Coalinga Nose Prospect which is valued at $72,060, cash of $2,500 and a loan of $100,173 which has to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs Yassin, Stewart and Dupres will lose only approximately $102,673.

18. Messrs. Yassin, Stewart and Dupres' control prevents you from causing a change in the course of our operations.

Because Messrs. Yassin, Stewart and Dupres will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

19. If we cease operations for any reason, you will lose your investment while Messrs Yassin, Stewart and Dupres will lose only approximately $102,673.

Messrs Yassin, Stewart and Dupres, our only shareholders, will receive a substantial benefit from your investment. They are supplying the option agreement in respect of the Coalinga Nose Prospect project which is valued at $72,060, cash of $2,500 and a loan of $99,915 which has to be repaid. You, on the other hand, will be providing all of the cash to secure the option for our current project and for our continuing operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs Yassin, Stewart and Dupres will lose only approximately $102,415 which represents the total of the latter two foregoing amounts.

20. There is no public trading market for our common stock, so you may be unable to sell your shares.

There is currently no public trading market for our common stock. We cannot guarantee a market will ever develop. If a market does not develop, it will be very difficult, if not impossible for you to resell your shares.

21. There is no minimum number of shares that must be sold and we will not refund any funds to you.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to secure the option or to acquire our own properties and start or complete exploration. No money will be refunded to you under any circumstances.

22. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

A total of 5,000,000 shares of stock were issued to our three officers and directors. They paid an average price of $0.056 per share. Subject to the restrictions described under "Future Sales by Existing Stockholders" on page 32 of this prospectus, they will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

--------------------------------------------------------------------------------

                                 USE OF PROCEEDS

--------------------------------------------------------------------------------

The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used for offering expenses. We will use the net proceeds as follows:

--------------------------------------------------------------------------------
Amount raised:                 $50,000      $100,000      $150,000      $200,000
--------------------------------------------------------------------------------

                                   Allocation

--------------------------------------------------------------------------------
Offering expenses              $50,000      $ 50,000      $ 50,000      $ 50,000
--------------------------------------------------------------------------------
Exploration costs              $     0      $ 50,000      $ 95,000      $145,000
--------------------------------------------------------------------------------
Working capital                $     0      $      0      $  5,000      $  5,000
--------------------------------------------------------------------------------

Exploration costs are the expenditures we plan to make in connection with the implementation of our own program of acquisition, exploration and development of oil and gas interests. We intend to implement this program regardless of the results of our current project in respect of our participation option in the Coalinga Nose Prospect. These expenditures include costs for acquiring unproved oil and gas interests, consulting services, obtaining geologic literature, and for obtaining personal interviews with geologists, professional engineers and others familiar with oil and natural gas properties. These expenses also include costs for obtaining seismic data, mapping, geophysical testing, geochemical testing, exploration drilling, as well as the cost of extraction and processing of any oil and natural gas that we may discover. We are not going to spend any sums of money or implement our exploration and development program until this offering is completed and we have acquired properties or interests on which to explore for oil and natural gas reserves.

Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary for one secretary, if needed.

We have allocated a wide range of money for exploration and development. That is because we do not know how much will ultimately be needed for exploration and development. If we are successful in immediately finding oil and gas, we will stop exploring and go on to develop the property. Costs of exploring will then cease. We will then incur substantial expenses in development. On the other hand if we do not immediately find oil or gas, we will continue to explore. If we have to continue to explore for oil and natural gas, the costs of exploration will increase.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

--------------------------------------------------------------------------------

                         DETERMINATION OF OFFERING PRICE

--------------------------------------------------------------------------------

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

   -  our lack of operating history

   -  the proceeds to be raised by the offering

   - the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders

   -  our relative cash requirements

   -  the price we believe a purchaser is willing to pay for our stock

See "Plan of Distribution; Terms of the Offering."

--------------------------------------------------------------------------------

                                 CAPITALIZATION

--------------------------------------------------------------------------------

The following table sets forth our capitalization at May 4, 2001, on a historical basis.

This table should be read in conjunction with the section entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations", our Financial Statements and Notes and other financial and operating data included elsewhere in this prospectus.

---------------------------------------------------------------------------------------------
                                   05/4/01            As Adjusted After Offering
---------------------------------------------------------------------------------------------
                                   Actual       25%          50%          75%         100%
---------------------------------------------------------------------------------------------
Stockholders' Equity:
Common Stock: 100,000,000
shares authorized, par
value $0.00001
---------------------------------------------------------------------------------------------
5,000,000 issued and
outstanding                     $      50
---------------------------------------------------------------------------------------------
5,500,000 issued and
outstanding                                  $      55
---------------------------------------------------------------------------------------------
6,000,0000 issued and
outstanding                                              $      60
---------------------------------------------------------------------------------------------
6,500,000 issued and
outstanding                                                          $      65
---------------------------------------------------------------------------------------------
7,000,000 issued and
outstanding                                                                       $      70
---------------------------------------------------------------------------------------------
Additional Paid-in Capital      $ 277,450    $ 327,445   $ 377,440   $ 427,435    $ 477,430
---------------------------------------------------------------------------------------------
Deficit accumulated during
the development stage           $(375,173)   $(375,173)  $(375,173)  $(375,173)   $(375,173)
---------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY
(DEFICIT)                       $ (97,723)   $ (47,728)  $   2,267   $  52,262    $ 102,257
---------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

--------------------------------------------------------------------------------

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April May 1, 2001, the net tangible book value of our shares of common stock was a deficit of ($97,723) or approximately NIL per share based upon 5,000,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $102,257, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $52,262, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $2,267, or approximately NIL per share. The net tangible book value of the shares held by our existing stockholders will be increased by NIL per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be ($47,728), or approximately NIL per share. The net tangible book value of the shares held by our existing stockholders will be increased by NIL per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to NIL per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 29% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $277,500, or approximately $0.056 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 77% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $277,500, or approximately $0.056 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 17% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 71% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $277,500, or approximately $0.056 per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 9% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 91% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $277,500, or approximately $0.056 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per share ..............................................  $0.056
Net tangible book value per share before offering ............  $NIL
Net tangible book value per share after offering .............  $0.01
Increase to present stockholders in net tangible book
value per share after offering ...............................  $0.01
Capital contributions ........................................  $277,500
Number of shares outstanding before the offering .............  5,000,000
Number of shares after offering
held by existing stockholders ................................  5,000,000
Percentage of ownership after offering .......................  71%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share ..............................................  $0.10
Dilution per share ...........................................  $0.09
Capital contributions ........................................  $200,000
Number of shares after offering held
 by public investors .........................................  2,000,000
Percentage of ownership after offering .......................  29%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share ..............................................  $0.10
Dilution per share ...........................................  $0.09
Capital contributions ........................................  $150,000
Number of shares after offering held
 by public investors .........................................  1,500,000
Percentage of ownership after offering .......................  23%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share ..............................................  $0.10
Dilution per share ...........................................  $0.10
Capital contributions ........................................  $100,000
Number of shares after offering held
 by public investors .........................................  1,000,000
Percentage of ownership after offering .......................  17%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share...............................................  $0.10
Dilution per share............................................  $0.10
Capital contributions.........................................  $50,000
Number of shares after offering held
 by public investors..........................................  500,000
Percentage of ownership after offering........................  9%

--------------------------------------------------------------------------------

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

--------------------------------------------------------------------------------

The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through Talal Yassin, one of our officers and directors. Mr. Yassin will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them our common stock. Mr. Yassin will receive no commission from the sale of any shares. Mr. Yassin will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

   1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

   2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

   3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

   4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs
      (a)(4)(i) or (a)(4)(iii).

Mr. Yassin is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Yassin is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Yassin has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Yassin intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and in a possible investment in the offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must:

   -  execute and deliver a subscription agreement;

   -  deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "GEOCOM RESOURCES INC."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

REGULATION M

Our officers and directors will not be purchasing any of the shares of common stock offered by us in this offering. We and our distribution participants will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Exchange Act. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

--------------------------------------------------------------------------------

                                    BUSINESS

--------------------------------------------------------------------------------

GENERAL

We were incorporated in the State of Nevada on June 19, 2000 under the name Commerce Direct Inc. We were originally founded to be a provider of direct Internet billing solutions for small to medium online businesses. However, in February 2001 we changed our focus to pursuing opportunities in the oil and natural gas industry. Accordingly, we changed our name to Geocom Resources Inc., appointed new directors and officers and restated our articles of incorporation. We maintain our statutory registered agent's office at Suite 880 - 50 West Liberty Street, Reno, Nevada, 89501 and our business office is located at 1030 West Georgia Street, Suite 1208, Vancouver, British Columbia, Canada V6E 4Y3. Our telephone number is (604) 662-7900. Our offices are leased from Alpha Beta Developments Inc. on a month-to-month basis and our monthly rental is $350.

BACKGROUND

In February 2001, prior to the commencement of any development on our Internet billing solutions project, we decided to change our business focus to oil and natural gas explorations. A new board of directors and new officers were appointed, our articles of incorporation were restated and we adopted new bylaws. On May 4, 2001 we acquired an option to participate in a 5% working interest in a farmout/participation agreement with Brothers Oil and Gas Inc. ("Brothers") in respect of the exploration of certain oil and natural gas interests in the state of California referred to as the Coalinga Nose Prospect. We acquired the option by way of an assignment from Talal Yassin, our current President and a member of the board of directors, in exchange for a demand promissory note in the amount of $22,500 plus interest payable to Mr. Yassin. Pursuant to the terms of the participation agreement, we were required to make a final payment of $49,560 to Brothers by May 24, 2001 to exercise our option. Our President, Talal Yassin, paid this amount on our behalf in exchange for a demand promissory note in the amount of $49,560 plus interest. The option entitles us to participate, as described below, in any revenues that may be generated if oil or natural gas are discovered on the prospect. We intend to use the funds raised in this offering, if any, to acquire, explore and develop our own oil and gas interests. We have not yet acquired any of our own property or implemented our own program of exploration.

CURRENT PROJECT - THE COALINGA NOSE PROSPECT

Our first and current project involves the participation option we acquired on May 4, 2001 in respect of the Coalinga Nose Prospect. Greka, AM, Inc. ("Greka"), Nahama Natural Gas Company ("Nahama") and George Froley ("Froley") are the owners of certain oil and gas leases, divided into Blocks 1 and 2, covering the lands in Fresno County, California known as the Coalinga Nose Prospect. Production Specialties Co. ("Production") entered into a joint operating agreement with Greka, Nahama and Froley, dated January 1, 2001, whereby Production obtained a 100% working interest and a 100% net revenue interest less applicable landowner royalties covering the prospect. Production entered into a letter agreement with Brothers Oil and Gas Inc. and Olympic Resources (Arizona) Ltd. ("Olympic") whereby Production farmed out to Brothers and Olympic 100% of Production's interest in the prospect on the basis that, among other things: (a) Production would retain a 2% overriding royalty interest on all revenue earned by the working interest held by Brothers and Olympic, (b) Brothers and Olympic would each respectively agree to assume 50% of Production's interest less the 2% overriding royalty, (c) Brothers and Olympic would agree to retain a further 3% overriding royalty to be held equally by them, (d) Brothers and Olympic would farm out their interests to third parties but any farmout which retained interests over and above the Production 2%, the Brothers 1.5% and the Olympic 1.5% would be retained by the farmor exclusively, and (d) Brothers and Olympic would agree to be bound by the joint operating agreement between Greka, Nahama and Production.

On May 1, 2001 Talal Yassin, one of our directors and our current President, acquired an option to participate in a 5% working interest in a farmout in respect of the prospect from Brothers upon his payment of $22,500. On May 4, 2001 we acquired that option to participate by way of an assignment from Mr. Yassin in exchange for a demand promissory note in the amount of $22,500 plus interest. Pursuant to the terms of the participation agreement, we were required to make a final payment of $49,560 to Brothers by May 24, 2001 to exercise our option. Our President, Talal Yassin, paid this amount on our behalf in exchange for a demand promissory note in the amount of $49,560 plus interest. The option entitles us to participate in any revenues that may be generated if oil or natural gas are discovered on the prospect. On the initial test well on the Block 1 leases, the farmees pay 100% of the cost of the initial test well to earn 74% net revenue before payout and 56.25% after payout. On development of wells in Block 1, the farmees earn 56.25% before and after payout. On Block 2 leases, farmees pay 50% working interest to earn 37.5% net revenue interest.

LOCATION OF AND DESCRIPTION OF PROSPECT

The following information concerning the location and description of the Coalinga Nose Prospect is based upon the information which we have received, whether directly or indirectly, from Brothers, Production, Nahama and/or Greka.

The Coalinga Nose Prospect is a cretaceous gas prospect located in Bakersfield in Fresno County, California. The prospect area consists of 5,000 acres of leased land and is located less than one mile southeast of the East Coalinga Extension. The prospect is also less than one mile northwest of the Kettleman Hills Field.

Approximately $2,000,000 has been spent on the land including a 3-dimensional seismic survey shot in 1997 covering 16 square miles including the prospect area. The companies exploring the prospect will be targeting the Cretaceous Brown Mt. Sand in which only one well has ever been tested within the seismic shoot area which occurred in 1942. This well had significant gas shows. A shell well drilled 3 miles northwest of the seismic shoot area had oil production on a Cretaceous formation test. The Brown Mt. Sand has produced 2.4 million barrels of oil 6 miles to the northwest of the prospect area in what is referred to as "Oil City." Since the Oil City oil field was discovered in the late 1890's, no records of gas production were kept as natural gas was vented and not a valuable commodity at that time. The prospect is also on the same anticlinal trend as Kettleman Hills Field located directly southeast of the prospect area.

A report by consulting engineer Mark E. Andersen on January 26, 2001, states that the Coalinga Nose Cretaceous Gas Prospect "is a superior prospect based on a quality modern three-dimensional seismic grid, abundant and thoroughly mapped well control" and "both production and downdip shows in the target horizon." Mr. Andersen states that the 3-dimensional seismic data "clearly corroborates existing production from known stratigraphic and structural features" from the Cretaceous Brown Mt. Formation which is largely untested. The report by Mr. Andersen states that the seismic data indicates that structural and stratigraphic traps can be found along the northwesterly Coalinga Nose anticline. Bounding cretaceous faults within the prospect cut across contours that may create gas traps in the Brown Mt. Sand which is up to 400 feet thick. High amplitude seismic reflectors observed in the Brown Mt. Sand may indicate gas saturation. Four-way closure can be observed within the prospect area as the Brown Mt. Sand thins to the northwest and pinches out to the southeast. These structures have defined two separate prospective fields within the prospect area.

The prospect will be tested with a 9,000 to 12,000 foot well which will be located one mile to the northwest and 500 feet up dip of the 1942 well within the best amplitude response for this fault block.

The exploration of this prospect is an aggressive undertaking and we cannot guarantee that any oil or natural gas will be discovered.

OUR PROPOSED ACQUISITION, EXPLORATION AND DEVELOPMENT PROGRAM

Commencing in approximately September 2001, we intend to implement our own program of acquisition, exploration and development of oil and gas properties.

We will generally acquire unproven interests based upon substantial research and investigation that we will undertake. We will then conduct exploration to determine what amount of oil and gas, if any, exists on the properties that we acquire. Our exploration program is designed to economically explore and evaluate properties that we acquire. We will probably employ the services of third party contractors to accomplish our explorations. If any oil or natural gas is discovered we will evaluate whether it can be economically extracted and profitably processed and if it can be then we will undertake the necessary steps to accomplish this by interesting appropriate joint venture partners.

We do not claim to have any oil and gas properties or reserves whatsoever at this time.

We intend to implement our acquisition, exploration and development program and intend to proceed in the following three phases:

Phase 1 will involve substantial research and investigation of available but unproven oil and gas properties. We will begin with research of the available geologic literature, personal interviews with petroleum geologists, professional engineers and others familiar with the potential prospect properties. We have not begun this phase of the acquisition and exploration process.

When the preliminary research is completed, our initial work will be augmented with any seismic surveying, geologic mapping, geophysical testing and geochemical testing of potential prospects that we are unable to undertake prior to acquisition. When available, existing workings such as test wells will be examined. Generally speaking, we will look for geologic regions containing the ingredients necessary for petroleum formation and natural gas formation: organic-rich source rock, burial temperatures sufficiently high to generate petroleum from organic material, and petroleum-trapping rock formations.

Careful interpretation of all available data collected from the sources will aid us in determining whether or not the potential prospect has current economic potential and whether an acquisition and subsequent exploration of the property is warranted. We have not entered into any negotiations or agreements with any persons or firms to conduct the research and investigation activities in Phase
1. We do not intend to do so until we have obtained proceeds from this offering.

If the research and investigations indicate that a particular property is likely to contain an oil and gas reserve we will acquire the property and commence Phase 2 of our program. However, given the highly speculative nature of oil and gas exploration we cannot guarantee that we will acquire a property that contains an actual oil and gas reserve.

We expect Phase 1 to take up to 6 months and cost up to $20,000.

Phase 2 of our program will involve the exploration of any properties we acquire in Phase 1 so as to determine whether they contain oil or natural gas. We intend to utilize the services of third party contractors and to interest one or more joint venture partners to assist us in the completion of Phase 2. Because oil and natural gas are difficult to locate, exploration and drilling are key activities in this phase. We will use a variety of methods to search for geologic formations that are likely to contain oil and gas. In particular, we will use a method referred to as seismic prospecting to determine where to perform our exploratory drilling. Seismic prospecting is a technique based on measuring the time it takes sound waves to travel through underground formations and return to the surface. We will use computers and software to analyze our seismic data so as to provide us with 3-dimensional models of subsurface rock formations. These techniques allow geoscientists to more accurately locate and identify structural oil and natural gas reservoirs and to determine the best locations to drill. If we are able to we will also use 4-dimensional or "time-lapsed" seismic technology which tracks the movement of fluids over time.

If our scientific studies indicate the possible presence of oil or natural gas we will, with the assistance of one or more joint venture partners, select a well site and install a tower-like structure known as a "derrick" to support the necessary drilling equipment. A hole will be drilled into the earth until oil or natural gas is found, or until we determine that we should abandon the effort.

There are various drilling techniques that we and any joint venture partner that assists us will utilize in Phase 2. Primarily we intend to use rotary drilling, in which a rotating bit attached to a length of hollow drill pipe is used to bore a hole in the ground by chipping and cutting rock. As the drill bit cuts deeper, more pipe is added. A stream of drilling "mud", which is a mixture of clay, chemicals, and water, is continuously pumped through the drill pipe and through holes in the drill bit so as to cool the drill bit, plaster the walls of the hole to prevent cave-ins, carry crushed rock to the surface, and prevent "blowouts" by equalizing pressure inside the hole. We intend to ensure that our contractors use all available new materials and the best designs in drill bit technology, enabling faster, more cost effective drilling, for longer lengths of time. We intend to utilize the assistance of one or more joint venture partners to assist us in carrying out the drilling on our properties.

If we are able to we will use the most recent advancements in directional or horizontal drilling techniques to increase our access to potential reserves and our potential drilling capabilities. In directional drilling, drilling begins vertically, but the drill bit is then turned so that drilling continues at an angle of up to 90 degrees. This technique extends the reach, enabling a drill to reach separate pockets of oil or natural gas.

We expect Phase 2 to take 3 months and cost up to $20,000, assuming that we interest one or more joint venture partners in assisting us.

Phase 3 of our program will involve the extraction and processing of any oil or natural gas that we discover during Phase 2. We intend to utilize the services of third party contractors and to interest one or more joint venture partners to assist us in the completion of Phase 3. Following the discovery of an oil or natural gas reserve, the drill pipe and bit are removed from the well, and the casing (metal pipe) is lowered into the hole and secured in place. The casing's upper end is then fastened to a system of pipes and valves called a wellhead, or "Christmas Tree," through which natural pressure forces the oil or natural gas into separation and storage tanks. If natural pressure is not great enough to force the oil or natural gas to the surface, pumps may be utilized. In some cases we may have to inject water, steam, or gas into the oil-producing formation to improve recovery. We intend to utilize the assistance of third party contractors and to interest joint venture partners to assist us in carrying out the extraction and processing of any oil or natural gas that we discover.

We expect Phase 3 to take 6 months and cost up to $50,000, assuming that we interest one or more joint venture partners in assisting us.

COMPETITIVE FACTORS

The oil and natural gas exploration industry is fragmented. We compete with other exploration companies looking for oil and gas. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the oil and gas market. While we compete with other exploration companies, there is no competition for the exploration or removal of oil and gas from any property that we acquire. Readily available oil and gas markets exist in North America and around the world for the sale of oil and gas. As such, we will be able to sell any oil and gas that we are able to extract and process.

We will not be able to proceed with Phases 2 and 3 of our program of acquisition, exploration and development of oil and gas properties without the assistance of one or more joint venture partners or additional capital beyond this offering.

REGULATIONS

Our oil and gas exploration program will be subject to various governmental laws and regulations depending upon the location of our proposed explorations. Natural resource and conservation regulations typically provide rules for:

   -  Acquisition and ownership of reserves

   -  Drilling and testing

   -  Safety and blowout prevention

   -  Production, processing and waste disposal

We must comply with these regulations in order to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

ENVIRONMENTAL LAW

Depending upon where we acquire potential oil and gas interests, we are likely to be subject to various health, safety and reclamation regulations. These regulations typically deal with environmental matters relating to the exploration and development of oil and gas properties. The goals of these sorts of regulations are to protect the environment through a series of regulations affecting:

   -  Health and Safety

   -  Archaeological Sites

   -  Exploration Access

We are responsible for providing a safe working environment, not disrupting archaeological sites, and to conduct our activities in such a manner as not to cause unnecessary damage to any property we explore.

We will secure all necessary permits for exploration and, if development is warranted on any property which we acquire, will file final plans of operation prior to the commencement of any drilling operations. We will need to secure permits when we initiate exploration. We anticipate no discharge of water into an active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to law. Any portals, test wells or shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the applicable environmental law since the full nature and extent of our proposed activities cannot be determined until we commence our operations and determine what that will involve from an environmental standpoint.

We believe that compliance with the foregoing regulations will not adversely affect our business operations.

EMPLOYEES

Initially, we intend to use the services of third party contractors and subcontractors for manual labor exploration work on any properties we acquire. Our only technical employees will be Messrs. Yassin, Stewart and Dupres our officers and directors.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, we have no employees, other than Messrs. Yassin, Stewart and Dupres, our officers and directors, who were compensated in shares for their services. Messrs. Yassin, Stewart and Dupres, do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

We intend to hire geologists, professional engineers and drilling subcontractors on an as needed basis. We have not entered into any negotiations or contracts with any of them. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

--------------------------------------------------------------------------------

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated unless and until we acquire a property on which we discover oil or natural gas. Accordingly, we must raise cash from sources other than the sale of oil or natural gas. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to the exercise of our option in respect of the Coalinga Nose Prospect. After that, money raised will be applied towards acquisition, then to exploration and then development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any more money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting substantial research in connection with our potential acquisition and exploration of oil and natural gas reserves. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

OUR PROPOSED EXPLORATION PROGRAM

Commencing in approximately September 2001, we intend to implement our own program of acquisition, exploration and development of oil and gas properties.

We will generally acquire unproven interests based upon substantial research and investigation that we will undertake. We will then conduct exploration to determine what amount of oil and gas, if any, exists on the properties that we acquire. Our exploration program is designed to economically explore and evaluate properties that we acquire. We will probably employ the services of third party contractors to accomplish our explorations. If any oil or natural gas is discovered we will evaluate whether it can be economically extracted and profitably processed and if it can be then we will undertake the necessary steps to accomplish this by interesting appropriate joint venture partners.

We do not claim to have any oil and gas properties or reserves whatsoever at this time.

We intend to implement our acquisition, exploration and development program and intend to proceed in the following three phases:

Phase 1 will involve substantial research and investigation of available but unproven oil and gas properties. We will begin with research of the available geologic literature, personal interviews with petroleum geologists, professional engineers and others familiar with the potential prospect properties. We have not begun this phase of the acquisition and exploration process.

When the preliminary research is completed, our initial work will be augmented with any seismic surveying, geologic mapping, geophysical testing and geochemical testing of potential prospects that we are unable to undertake prior to acquisition. When available, existing workings such as test wells will be examined. Generally speaking, we will look for geologic regions containing the ingredients necessary for petroleum formation and natural gas formation: organic-rich source rock, burial temperatures sufficiently high to generate petroleum from organic material, and petroleum-trapping rock formations.

Careful interpretation of all available data collected from the sources will aid us in determining whether or not the potential prospect has current economic potential and whether an acquisition and subsequent exploration of the property is warranted. We have not entered into any negotiations or agreements with any persons or firms to conduct the research and investigation activities in Phase 1. We do not intend to do so until we have obtained proceeds from this offering.

If the research and investigations indicate that a particular property is likely to contain an oil and gas reserve we will acquire the property and commence Phase 2 of our program. However, given the highly speculative nature of oil and gas exploration we cannot guarantee that we will acquire a property that contains an actual oil and gas reserve.

We expect Phase 1 to take up to 6 months and cost up to $20,000.

Phase 2 of our program will involve the exploration of any properties we acquire in Phase 1 so as to determine whether they contain oil or natural gas. We intend to utilize the services of third party contractors and to interest one or more joint venture partners to assist us in the completion of Phase 2. Because oil and natural gas are difficult to locate, exploration and drilling are key activities in this phase. We will use a variety of methods to search for geologic formations that are likely to contain oil and gas. In particular, we will use a method referred to as seismic prospecting to determine where to perform our exploratory drilling. Seismic prospecting is a technique based on measuring the time it takes sound waves to travel through underground formations and return to the surface. We will use computers and software to analyze our seismic data so as to provide us with 3-dimensional models of subsurface rock formations. These techniques allow geoscientists to more accurately locate and identify structural oil and natural gas reservoirs and to determine the best locations to drill. If we are able to we will also use 4-dimensional or "time-lapsed" seismic technology which tracks the movement of fluids over time.

If our scientific studies indicate the possible presence of oil or natural gas we will, with the assistance of one or more joint venture partners, select a well site and install a tower-like structure known as a "derrick" to support the necessary drilling equipment. A hole will be drilled into the earth until oil or natural gas is found, or until we determine that we should abandon the effort.

There are various drilling techniques that we and any joint venture partner that assists us will utilize in Phase 2. Primarily we intend to use rotary drilling, in which a rotating bit attached to a length of hollow drill pipe is used to bore a hole in the ground by chipping and cutting rock. As the drill bit cuts deeper, more pipe is added. A stream of drilling "mud", which is a mixture of clay, chemicals, and water, is continuously pumped through the drill pipe and through holes in the drill bit so as to cool the drill bit, plaster the walls of the hole to prevent cave-ins, carry crushed rock to the surface, and prevent "blowouts" by equalizing pressure inside the hole. We intend to ensure that our contractors use all available new materials and the best designs in drill bit technology, enabling faster, more cost effective drilling, for longer lengths of time. We intend to utilize the assistance of one or more joint venture partners to assist us in carrying out the drilling on our properties.

If we are able to we will use the most recent advancements in directional or horizontal drilling techniques to increase our access to potential reserves and our potential drilling capabilities. In directional drilling, drilling begins vertically, but the drill bit is then turned so that drilling continues at an angle of up to 90 degrees. This technique extends the reach, enabling a drill to reach separate pockets of oil or natural gas.

We expect Phase 2 to take 3 months and cost up to $20,000, assuming that we interest one or more joint venture partners in assisting us.

Phase 3 of our program will involve the extraction and processing of any oil or natural gas that we discover during Phase 2. We intend to utilize the services of third party contractors and to interest one or more joint venture partners to assist us in the completion of Phase 3. Following the discovery of an oil or natural gas reserve, the drill pipe and bit are removed from the well, and the casing (metal pipe) is lowered into the hole and secured in place. The casing's upper end is then fastened to a system of pipes and valves called a wellhead, or "Christmas Tree," through which natural pressure forces the oil or natural gas into separation and storage tanks. If natural pressure is not great enough to force the oil or natural gas to the surface, pumps may be utilized. In some cases we may have to inject water, steam, or gas into the oil-producing formation to improve recovery. We intend to utilize the assistance of third party contractors and to interest joint venture partners to assist us in carrying out the extraction and processing of any oil or natural gas that we discover.

We expect Phase 3 to take 6 months and cost up to $50,000, assuming that we interest one or more joint venture partners in assisting us.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a start-up exploration company and have not generated any revenues from operations so far. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of any properties that we acquire, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we will conduct substantial research and investigation before we acquire and conduct exploration of potential oil and natural gas reserves and before we commence production of any oil or natural gas that we may find. We are seeking equity financing in order to exercise our option in respect of the Coalinga Nose Prospect project and then to provide for the capital required to implement our own acquisition, exploration and development program.

We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON JUNE 19, 2000

We are a start-up oil an gas exploration company. We do not own any oil or natural gas properties. On May 4, 2001 we acquired an option to participate in a 5% working interest in a farmout/participation agreement with Brothers Oil and Gas Inc., in respect of the exploration of certain oil and natural gas interests in the state of California referred to as the Coalinga Nose Prospect. We acquired the option by way of an assignment from our current President and a member of the board of directors, Talal Yassin, in exchange for a demand promissory note in the amount of $22,500 plus interest payable to Mr. Yassin. Pursuant to the terms of the participation agreement, we were required to make a final payment of $49,560 to Brothers by May 24, 2001 to exercise our option. Our President, Talal Yassin, paid this amount on our behalf in exchange for a demand promissory note in the amount of $49,560 plus interest. The option entitles us to participate, as described below, in any revenues that may be generated if oil or natural gas are discovered on the prospect. We intend to use the funds raised in this offering, if any, to acquire, explore and develop our own oil and gas interests. We have not yet acquired any of our own property or implemented our own program of exploration.

Since inception, we have used our common stock to raise money, for corporate expenses and to repay outstanding indebtedness. Net cash provided by debt and equity financing activities from inception on June 19, 2000 to May 4, 2001 was $102,673 as a result of proceeds received from short-term loans and advances.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in April 2001. This was accounted for as a compensation expense of $275,000 and cash advances of $2,500.

As of May 4, 2001, our total assets were $2,500 and our total liabilities were $100,173.

--------------------------------------------------------------------------------

                                   MANAGEMENT

--------------------------------------------------------------------------------

OFFICERS AND DIRECTORS

Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

--------------------------------------------------------------------------
Name and Address:                 Age:     Position(s):
--------------------------------------------------------------------------
Talal Yassin                      28       President, Treasurer, Chief
1325 Cammeray Rd.                          Financial Officer and member
West Vancouver, BC                         of the Board of Directors
Canada, V7S 2N2
--------------------------------------------------------------------------

Andrew B. Stewart                 29       Secretary, Corporate Finance
3301 - 1009 Expo Blvd.                     Officer and member of the
Vancouver, BC                              Board of Directors
Canada, V6Z 2V9
--------------------------------------------------------------------------

Lawford Dupres                    63       Chief Technical Officer and
24 Westvale Ave.                           member of the Board of
Glencoe                                    Directors
Trinidad & Tobago, WI
--------------------------------------------------------------------------

The persons named above have held their offices/positions and are expected to hold their offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OFFICERS AND DIRECTORS

Talal Yassin been our President, Treasurer, Chief Financial Officer and a member of our board of directors since February 1, 2001. Mr. Yassin is an officer and director of several public and private companies within the technology, real estate and finance sectors. Mr. Yassin is President and Chief Executive Officer of Universco Broadband Networks Inc., a British Columbia company providing broadband wireless communications services. Mr. Yassin is Vice President of Development and a director of Alpha Beta Developments Ltd., a private Vancouver based real estate development company, where he is involved in numerous aspects of the real estate and development business, including acquisitions, financing, construction and marketing. Mr. Yassin is a director of Info Touch Technologies Corp. (IFT:CDNX). Mr. Yassin is a director and the Chief Financial Officer of Cora Capital Corp. (COD:CDNX), which is currently undergoing a merger transaction with Global American Technology Corporation, a private New Jersey company. Mr. Yassin was also involved with the inception and financing of Transmeridian Corp., the parent company of Realestatetours.com., a Vancouver based company offering web services and marketing tools to real estate brokers. Mr. Yassin is fluent in Arabic and Greek and has developed substantial contacts in the land and development industry inside and outside of North America. Mr. Yassin holds a Bachelor of Arts Degree from Simon Fraser University, British Columbia.

Andrew B. Stewart has been our Secretary, Corporate Finance Officer and a member of our board of directors since February 1, 2001. Mr. Stewart is a corporate finance lawyer in Vancouver, British Columbia where he specializes in corporate and securities law. Mr. Stewart's practice area includes a wide variety of transactions, including initial public offerings, private placements of both debt and equity financing, corporate reorganizations and assisting private and public companies in fulfilling their continuous disclosure requirements. Mr. Stewart's practice includes a particular emphasis on structuring and carrying out cross-border financings. Prior to his practice as a securities lawyer, Mr. Stewart worked as a tax attorney with a top Canadian tax law firm. Mr. Stewart has assisted clients with a variety of corporate tax planning, compliance and litigation matters. Mr. Stewart obtained his Bachelor of Arts from the University of British Columbia, his Bachelor of Laws from the University of Alberta (Silver Medal) with Distinction, and his Master of Laws from the University of Cambridge, England. Mr. Stewart is a member of the British Columbia Bar, the Canadian Bar Association, British Columbia Bar Association and British Columbia Taxation Law Section. Mr. Stewart is an officer and director of several companies, including Gusana Explorations Inc., a Vancouver based mining corporation, and Universco Broadband Networks Inc., a British Columbia company providing broadband wireless communications services.

Lawford Dupres has been our Chief Technical Officer and a member of the board of directors since February 1, 2001. Born in Trinidad & Tobago, Mr. Dupres has thirty-four years of international experience in the Petroleum industry. Mr. Dupres is currently the Executive Director of the Trinidad & Tobago Bureau of Standards where he manages a staff of 185 employees engaged in the development and enforcement of standards within the manufacturing and service sectors. From 1997 to 1998 Mr. Dupres was the President, Chief Executive Officer and managing director of the state owned Petroleum Company of Trinidad and Tobago (now Petronin). Mr. Dupres was responsible for overall company performance and the implementation of a strategic plan, targeting cost reductions, increased refinery throughputs, reorganization of corporate structure and realignment of service functions for improved efficiency and accountability, which he developed with the assistance of a major U.S. consultant. Mr. Dupres spearheaded the development of significant engineering capability within Petronin to design and implement major corporate capital works, computer based systems and new standards/specifications for its engineering division. Mr. Dupres has participated in extensive interactions with large international companies, state companies, government ministries and other state agencies during business, licensor and contract negotiations. He coordinated engineering studies and contracts development for several projects in Trinidad & Tobago involving both international and state companies. From 1993 to 1997 Mr. Dupres was the Divisional Manager of Marketing and Business Development for Petronin where he led the marketing and business development efforts of the company to increase procurement of crude oil and refinery sales arising out of a major refinery upgrading at Pointe-a-Pierre, Trinidad. Prior to that Mr. Dupres held the position of Divisional Manager of General Engineering and Technical Services for the Trinidad and Tobago Oil Company Ltd. From 1980 to 1990 Mr. Dupres occupied the positions of Project Executive, Divisional Manager of Planning, Technology and Information Services and Divisional Manager of General Engineering for the Trinidad & Tobago Oil Company Ltd. Between 1964 and 1975, Mr. Dupres worked for Esso Imperial Oil Company of Canada Ltd., at the refineries in Vancouver, British Columbia, and Sarnia, Ontario, as well as the company's head office in Toronto, Ontario, where he was involved in process engineering, logistics, facilities planning, economic analysis and refinery scheduling. Mr. Dupres has a Bachelor of Applied Sciences Degree in Chemical Engineering from the University of British Columbia, and one year of his MBA degree at the University of Toronto.

CONFLICTS OF INTEREST

We believe that none of our directors and officers will be subject to conflicts of interest other than their devotion of time to projects that do not involve us.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

SUMMARY COMPENSATION

Mr. Yassin, our President and one of our directors, was compensated for his services in shares of common stock in the amount of $110,000. Mr. Stewart, our Secretary and one of our directors, was compensated for his services in shares of common stock also in the amount of $110,000. Mr. Dupres, our Chief Technical Officer and one of our directors, was compensated for his services in shares of common stock in the amount of $55,000. There are no plans to compensate our officers and directors in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

The following table sets forth the compensation paid to our officers and directors since our inception. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and all other compensation.

SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------
(a)              (b)     (c)     (d)           (e)       (f)           (g)        (h)
------------------------------------------------------------------------------------------------
Name &                                         Restricted  Securities
Principal                        Other Annual  Stock       Underlying    All LTIP   Other
Position         Salary  Bonus   Compensation  Awards      Options/SARs  Payments   Compensation
------------------------------------------------------------------------------------------------
Talal              _       _        _           $110,000      _             _          _
Yassin,
President,
Treasurer
and Chief
Financial
Officer
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
(a)                   (b)     (c)     (d)           (e)       (f)           (g)        (h)
---------------------------------------------------------------------------------------------------
Andrew B.               _       _        _           $110,000    _             _          _
Stewart,
Secretary,
Corporate
Finance
Officer
---------------------------------------------------------------------------------------------------

Lawford                 _       _        _           $ 55,000    _             _          _
Dupres,
Chief
Technical
Officer
---------------------------------------------------------------------------------------------------

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

OPTION/SAR GRANTS

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

COMPENSATION OF DIRECTORS

We do not have any plans to pay our directors any money. Our directors receive compensation only in their capacity as officers, not for serving as members of the board of directors. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

We do not expect to pay any cash salaries to our officers until such time as we generate sufficient revenues to do so.

INDEMNIFICATION

Pursuant to the Restated Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

--------------------------------------------------------------------------------

                             PRINCIPAL STOCKHOLDERS

--------------------------------------------------------------------------------

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

------------------------------------------------------------------------------------------
                                                                          Percentage of
Name and Address of       Number of Shares        Number of Shares        Ownership After
Beneficial Owner[1]       Before Offering         After Offering          Offering
------------------------------------------------------------------------------------------
Talal Yassin              2,000,000               2,000,000               28.57%
1325 Cammeray Rd.
West Vancouver, BC
Canada, V7S 2N2
------------------------------------------------------------------------------------------

Andrew B. Stewart         2,000,0000              2,000,000               28.57%
3301 - 1009 Expo Blvd.
Vancouver, BC
Canada, V6E 4P1
------------------------------------------------------------------------------------------

Lawford Dupres            1,000,000               1,000,000               14.29%
24 Westvale Ave.
Glencoe
Trinidad & Tobago, WI
------------------------------------------------------------------------------------------

All Officers and          5,000,000               2,500,000               71.43%
Directors as a Group(3)
------------------------------------------------------------------------------------------

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Yassin, Stewart and Dupres are the only "promoters" of our company.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,000,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

--------------------------------------------------------------------------------

                            DESCRIPTION OF SECURITIES

--------------------------------------------------------------------------------

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

   - have equal rateable rights to dividends from funds legally available if and when as and if declared by our board of directors;

   - are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   - do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

   - are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Restated Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 71.43% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. Also, the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock and it may effect the level of news coverage you receive.

STOCK TRANSFER AGENT

Our stock transfer agent for our securities is The Nevada Agency And Trust Company, Suite 880 - West Liberty Street, Reno, Nevada, 89501 and its telephone number is (775) 322-0626.

--------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

--------------------------------------------------------------------------------

On February 1, 2001, our name was changed from Commerce Direct Inc. to Geocom Resources Inc. The name was changed because our focus changed from the development of Internet billing solutions to oil and natural gas explorations. Our board of directors resigned at that time. No officers had ever been appointed nor had any shares ever been issued. Messrs. Yassin, Stewart and Dupres were appointed to the board of directors and appointed as the officers of the corporation because we believed they would have more time and expertise to devote to the new project than the former directors.

In April 2001, we issued a total of 5,000,000 shares of restricted common stock to Talal Yassin, Andrew B. Stewart and Lawford Dupres, officers and directors of our company. This was accounted for as a compensation expense of $275,000 and cash advances of $2,500.

Since our inception, Mr. Yassin has advanced loans to us in the total sum of $80,173, which were used for organizational and start-up costs, legal and auditor fees, operating capital and for acquiring and exercising our participation option in respect of the Coalinga Nose Prospect. The loans bear interest at a rate of 10% per annum and have not been paid as of the date hereof. There are documents reflecting the loan but they are not due on any certain date. Mr. Yassin will accept repayment from us when money is available.

Since our inception, Mr. Stewart has provided legal services to us in the total sum of $20,000 which amount we have agreed to pay him when money is available.

--------------------------------------------------------------------------------

                                   LITIGATION

--------------------------------------------------------------------------------

We are not a party to any pending litigation and none is contemplated or threatened.

--------------------------------------------------------------------------------

                                     EXPERTS

--------------------------------------------------------------------------------

Our financial statements for the period from inception to May 4, 2001, included in this prospectus have been audited by Davidson & Company, Independent Certified Public Accountants, address, as set forth in their report included in this prospectus.

--------------------------------------------------------------------------------

                                 LEGAL MATTERS

--------------------------------------------------------------------------------

Skinner, Sutton, Watson & Rounds, a Professional Corporation, 548 California Avenue, Reno, Nevada, 89509-1448 and (775) 324-4100, has acted as legal counsel for our company. Effective June 15, 2001, our securities counsel is moving to 699 Sierra Rose, Suite B, Reno, Nevada 89509, under the name Sutton Law Center, and the new telephone number will be (775) 824-0300.

--------------------------------------------------------------------------------

                              FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to May 4, 2001 immediately follows:

                              GEOCOM RESOURCES INC.
                         (FORMERLY COMMERCE DIRECT INC.)
                         (AN EXPLORATION STAGE COMPANY)


                              FINANCIAL STATEMENTS

                                   MAY 4, 2001


                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Directors of
Geocom Resources Inc.
(formerly Commerce Direct Inc.)


We have audited the accompanying balance sheet of Geocom Resources Inc. (formerly Commerce Direct Inc.) as at May 4, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from date of incorporation on June 19, 2000 to May 4, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Geocom Resources Inc. (formerly Commerce Direct Inc.) as at May 4, 2001 and the results of its operations and its cash flows for the period from date of incorporation on June 19, 2000 to May 4, 2001, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Geocom Resources Inc. (formerly Commerce Direct Inc.) will continue as a going concern. The Company is in the exploration stage and does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             /s/ DAVIDSON & COMPANY


Vancouver, Canada                            Chartered Accountants

May 9, 2001

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
BALANCE SHEET
AS AT MAY 4, 2001


================================================================================

ASSETS



CURRENT
   Cash                                                              $   2,500


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
   Accounts payable and accrued liabilities                          $  24,043
   Notes payable (Note 5)                                               72,060

   DUE TO RELATED PARTY                                                  4,070
                                                                     ---------

                                                                       100,173
                                                                     ---------

STOCKHOLDERS' EQUITY
   Capital stock (Note 6)
      Authorized
         100,000,000 common shares with a par value of $0.00001

      Issued and outstanding
         5,000,000 common shares                                            50
   Additional paid in capital                                          277,450
   Deficit accumulated during the exploration stage                   (375,173)
                                                                     ---------

                                                                       (97,673)
                                                                     ---------

Total liabilities and stockholders' equity                           $   2,500
================================================================================


   The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
STATEMENT OF OPERATIONS


====================================================================================
                                                                        Period
                                                                    From Inception
                                                                      on June 19,
                                                                       2000 to
                                                                        May 4,
                                                                        2001
------------------------------------------------------------------------------------

EXPENSES
   Accounting fees                                                   $   2,000
   Consulting fees                                                      20,000
   Exploration expenditures                                             72,060
   Filing fees                                                             235
   Legal fees                                                            3,000
   Management fees                                                     275,000

   OFFICE AND MISCELLANEOUS                                                628

   RENT                                                                  1,050

   TRANSFER AGENT FEES                                                   1,200
                                                                     ---------

LOSS FOR THE PERIOD                                                  $(375,173)
====================================================================================


BASIC AND DILUTED LOSS PER SHARE                                     $   (6.00)
====================================================================================


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                           62,500
====================================================================================


   The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY


==================================================================================================
                                                                        Deficit
                                                                      Accumulated
                                          Common Stock    Additional   During the      Total
                                        -----------------   Paid in    Exploration  Stockholders'
                                          Shares   Amount   Capital       Stage        Equity
--------------------------------------------------------------------------------------------------
BALANCE, JUNE 19, 2000                         --   $ --    $     --    $      --     $      --

   Capital stock issued for cash        2,500,000     25       2,475           --         2,500

   Capital stock issued for services    2,500,000     25     274,975           --       275,000

   Loss for the period                         --     --          --     (375,173)     (375,173)
--------------------------------------------------------------------------------------------------


BALANCE, MAY 4, 2001                    5,000,000   $ 50    $277,450    $(375,173)    $ (97,673)
==================================================================================================


   The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS


============================================================================================
                                                                                  Period
                                                                              From Inception
                                                                                on June 19,
                                                                                 2000 to
                                                                                  May 4,
                                                                                   2001
--------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Loss for the period                                                           $(375,173)
                                                                                 ---------
   Item not affecting cash:
      Shares issued for services                                                   275,000

   Changes in non-cash working capital items
   INCREASE IN ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                             24,043
   INCREASE IN NOTE PAYABLE                                                         72,060
      Increase in due to related party                                               4,070
                                                                                 ---------

NET CASH USED IN OPERATING ACTIVITIES                                                   --
                                                                                 ---------

CASH FLOWS FROM FINANCING ACTIVITIES
ISSUANCE OF CAPITAL STOCK                                                               25
ADDITIONAL PAID-IN CAPITAL                                                           2,475
                                                                                 ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                            2,500
                                                                                 ---------


CASH POSITION, END OF THE PERIOD                                                 $   2,500
============================================================================================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
CASH PAID FOR INCOME TAXES                                                       $      --
CASH PAID FOR INTEREST                                                                  --
============================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
COMMON SHARES ISSUED FOR SERVICES                                                $ 275,000
EXPENSES PAID BY RELATED PARTY ON BEHALF OF THE COMPANY                              4,070
============================================================================================


   The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 4, 2001

================================================================================


1. ORGANIZATION OF THE COMPANY


        The Company was incorporated on June 19, 2000 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada.

        The Company commenced operations on February 1, 2001 and changed its name from Commerce Direct Inc. on April 23, 2001.

        The Company entered the exploration stage in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7 on June 19, 2000. The Company plans to pursue opportunities in the oil and natural gas industry. Operations since incorporation consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the United States Securities and Exchange Commission.


2. GOING CONCERN

        The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company's management plans on raising cash from sources other than the sale of minerals found on their property on an as needed basis and in the longer term, revenues from the acquisition, exploration and development of oil and natural gas interests, if found. The Company's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of oil and natural gas interests.

        =========================================================================
                                                                          May 4,
                                                                            2001
        ----------------------------------------------------------- -------------
        Deficit accumulated during the exploration stage              $ (375,173)
        Working capital deficiency                                       (97,673)
        =========================================================================

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 4, 2001

================================================================================


3. SIGNIFICANT ACCOUNTING POLICIES

   USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

   CASH EQUIVALENTS

        The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

   LOSS PER SHARE

      In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share". Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

   INCOME TAXES

        Income taxes are provided in accordance with SFAS 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

        Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

   ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

        In September 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 and 138 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 4, 2001

================================================================================


3. SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

        Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

   OIL AND GAS PROPERTIES

        The Company has adopted the "successful efforts" method of accounting for its oil and gas exploration and development activities, as set forth in SFAS No. 19, as amended, issued by the FASB.

        The Company initially capitalizes expenditures for oil and gas property acquisitions until they are either determined to be successful (capable of commercial production) or unsuccessful. The carrying value of all undeveloped oil and gas properties is evaluated periodically and reduced if such carrying value appears to have been impaired. Leasehold costs relating to successful oil and gas properties remain capitalized while leasehold costs which have been proven unsuccessful are charged to operations in the period the leasehold costs are proven unsuccessful.

        Costs of carrying and retaining unproved properties are expensed as incurred.

        The costs of drilling and equipping development wells are capitalized, whether the wells are successful or unsuccessful. The costs of drilling and equipping exploratory wells are capitalized until they are determined to be either successful or unsuccessful. If the wells are successful, the costs of the wells remain capitalized. If, however, the wells are unsuccessful, the capitalized costs of drilling the wells, net of any salvage value, are charged to operations in the period the wells are determined to be unsuccessful.

        The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (the Statement). The Statement specifies when an impairment loss should be recognized and how impairment losses should be measured for long-lived assets to be held and used and for long-lived assets to be disposed of. In accordance with the Statement, the costs of proved oil and gas properties and equipment are periodically assessed on a lease by lease basis to determine if such costs exceed undiscounted future cash flows, and if conditions warrant an impairment reserve will be provided based on the estimated future discounted cash flows.

   FINANCIAL INSTRUMENTS

        The Company's financial instruments consist of cash, accounts payable, notes payable and due to related party. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 4, 2001

================================================================================


3. SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

   DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

      SFAS 131, " Disclosure About Segments of an Enterprise and Related information" requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment in the United States of America.

4. OIL AND NATURAL GAS PROPERTIES

        The Company's current project is its option in respect of the Coalinga Nose Prospect. The project involves Greka, AM, Inc. ("Greka"), Nahama Natural Gas Company ("Nahama") and George Froley ("Froley") who are the owners of the oil and gas leases covering the lands in Fresno County, California. On January 1, 2001, Production Specialties Co. ("Production") entered into a joint operating agreement with Greka, Nahama and Froley whereby Production obtained a 100% working interest and a 100% net revenue interest less applicable landowner royalties covering the prospect. Production then entered into a letter agreement dated March 19, 2001 with Brothers Oil and Gas Inc. ("Brothers") and Olympic Resources (Arizona) Ltd. ("Olympic") whereby Production farmed out to Brothers and Olympic 100% of Production's interest in the prospect. Brothers then offered a director of the Company, an option to participate in a 5% working interest in the farmout described above.

        On May 4, 2001, the director assigned to the Company his right, title and interest in the option agreement between himself and Brothers for consideration of a promissory note in the amount of $22,500. To exercise the option, a payment of $49,560 was made on behalf of the Company by the director in exchange for a second promissory note. Both promissory notes are subject to certain terms and conditions (Note 5). The agreement between Brothers and the Company provides that if the Company exercises the option then it, as an optionee under the participation option, would earn the following:

        a) On the initial test well on the Block 1 leases, the farmees pay 100% of the cost of the initial test well to earn 74% net revenue before payout and 56.25% after payout.

        b) On development well Block 1, the farmees earn 56.25% before and after payout (assuming Greka et al. participate as to a 25% working interest).

        c) On Block 2 leases, farmees pay 50% working interest to earn 37.5% net revenue interest (assuming Greka et al. participate as to a 50% working interest).

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 4, 2001

================================================================================


5. NOTES PAYABLE

        The Company has issued two promissory notes to a director of the Company in the amounts of $22,500 and $49,560. Each promissory note is payable on demand to or to the order of the director and bears interest at the rate of 10% per annum. If the Company fails to pay on demand, any payment of the sum, the balance of the principal sum on the promissory note shall become immediately due and payable.

6. CAPITAL STOCK

        The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal rateable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

        On April 30, 2001, the Company issued 5,000,000 shares of common stock for services and cash at an agreed value of $277,500.

   PROPOSED PUBLIC OFFERING OF COMMON STOCK

        The Company is preparing a Form SB-2 registration statement with the United States Securities and Exchange Commission with an offer for sale of up to 2,000,000 common stock at $0.10 per share.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 4, 2001

================================================================================


7. INCOME TAXES

        A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

        =======================================================================================
        Loss before income taxes                                                  $(375,173)
                                                                                  =========
        Income taxes at statutory rate of 34%                                     $(127,559)

        Unrecognized tax benefits of losses and temporary differences               127,559
                                                                                  ---------

        Total income taxes                                                        $      --
        =======================================================================================

        The Company's total deferred tax asset at May 4, 2001 is as follows:


        Tax benefit of net operating loss carryforward                            $ 127,559

        Valuation allowance                                                        (127,559)
                                                                                  ---------

                                                                                  $      --
        =======================================================================================

      The Company has a net operating loss carryforward of approximately $375,000, which if not used, will expire in 2021. The Company has provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

8. RELATED PARTY TRANSACTIONS

        During the period ended May 4, 2001, the Company entered into an assignment agreement with a director of the Company to acquire his option to participate in a 5% working interest in a farmout/participation agreement for an oil and natural gas exploration project in respect of certain oil and gas leases in the state of California (Note 4). The option was acquired in exchange for a promissory note issued by the Company to the director in the amount of $22,500 plus interest.

        Pursuant to the option agreement between Brothers and the Company, payment of a final $49,560 to exercise the option was made to Brothers. The amount was paid on behalf of the Company by a director in exchange for a promissory note in the amount of $49,560 plus interest.

        In addition, the Company incurred professional and administrative expenses of $4,070 which were paid on behalf of the Company by a director.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MAY 4, 2001

================================================================================


8. RELATED PARTY TRANSACTIONS (cont'd.....)

      During the period, the Company entered into a consulting agreement with a director and officer of the Company. Pursuant to this agreement, the Company has retained the services of the director for the provision of legal advice and services in assisting the Company to obtain a quotation of its securities on the Over-The-Counter Bulletin Board in the United States. The Company shall compensate the director by paying him a total of $20,000 on the completion of a public offering of the Company made pursuant to an SB-2 Registration Statement.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

   1. Article XII of the Articles of Incorporation of the company, filed as
      Exhibit 3.1 to the Registration Statement.

   2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

   3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee                  $   100.00
Printing Expenses                     $ 7,000.00
Accounting Fees and Expenses          $ 5,000.00
Legal & Consulting Fees/Expenses      $23,000.00
Blue Sky Fees/Expenses                $ 5,000.00
Transfer Agent Fees                   $ 3,500.00
Miscellaneous Expenses                $ 6,400.00
                                      ----------
TOTAL                                 $50,000.00
                                      ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

-------------------------------------------------------------------------------------------------
Name and Address          Date                    Shares                  Consideration
-------------------------------------------------------------------------------------------------
Talal Yassin              May 4, 2001             2,000,000               Services and $1,000
1325 Cammeray Rd.                                                         cash
West Vancouver, BC
Canada, V7S 2N2
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Name and Address          Date                    Shares                  Consideration
-------------------------------------------------------------------------------------------------
Andrew B. Stewart         May 4, 2001             2,000,000               Services and $1,000
3301 - 1009 Expo Blvd.                                                    cash
Vancouver, BC
Canada, V6Z 2V9
-------------------------------------------------------------------------------------------------

Lawford Dupres            May 4, 2001             1,000,000               Services and $500 cash
24 Westvale Ave.
Glencoe
Trinidad & Tobago, WI
-------------------------------------------------------------------------------------------------

We issued the foregoing restricted shares of common stock to Messrs. Yassin, Stewart and Dupres pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Yassin, Stewart and Dupres are sophisticated investors, are officers and directors of the company, and were in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27.  EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

Exhibit No.   Document Description
-----------   ------------------------------------------------------
    3.1       Articles of Incorporation.

    3.2       Bylaws.

    4.1       Specimen Stock Certificate.

    5.1       Opinion of Skinner, Sutton, Watson & Rounds, a Professional
              Corporation, counsel for the Company, regarding the legality of the Securities being registered.

   10.1       Participation Agreement

   10.2       Cash Call No.2

   10.3       Assignment Agreement

   23.1       Consent of Davidson & Company, Certified Public Accountants.

   23.2       Consent of Skinner, Sutton, Watson & Rounds, a Professional
              Corporation, counsel for the Company, (included in Exhibit 5.1)

   99.1       Subscription Agreement.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

   1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

   2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 1st day of June, 2001.

GEOCOM RESOURCES INC.



BY: /s/ Talal Yassin
    -------------------------
    Talal Yassin, President

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Talal Yassin, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

---------------------------------------------------------------------------------
Signature                         Title                           Date
---------------------------------------------------------------------------------

/s/ Talal Yassin                  President, Treasurer, Chief     June 1, 2001
------------------                Financial Officer and member
Talal Yassin                      of Board of Directors
---------------------------------------------------------------------------------

/s/ Andrew B. Stewart             Secretary, Corporate Finance    June 1, 2001
-----------------------           Officer and member of Board
Andrew B. Stewart                 of Directors
---------------------------------------------------------------------------------

/s/ Lawford Dupres                Chief Technical Officer and     June 1, 2001
-----------------------           member of Board of Directors
Lawford Dupres
---------------------------------------------------------------------------------

                                LIST OF EXHIBITS



Exhibit No.   Document Description
-----------   ------------------------------------------------------
    3.1       Articles of Incorporation.

    3.2       Bylaws.

    4.1       Specimen Stock Certificate.

    5.1       Opinion of Skinner, Sutton, Watson & Rounds, a Professional
              Corporation, counsel for the Company, regarding the legality of the Securities being registered.

   10.1       Participation Agreement

   10.2       Cash Call No.2

   10.3       Assignment Agreement

   23.1       Consent of Davidson & Company, Certified Public Accountants.

   23.2       Consent of Skinner, Sutton, Watson & Rounds, a Professional
              Corporation, counsel for the Company, (included in Exhibit 5.1)

   99.1       Subscription Agreement.